Exhibit 99.1

PILGRIM'S PRIDE CORPORATION
PENSION AND OTHER POSTRETIREMENT BENEFITS
(Information provided as of June 30, 2013 and for the twenty-six weeks then ended has not been audited)

Defined Benefit Plans Obligations and Assets

     The following tables provide reconciliations of the changes in the plans’ projected benefit obligations and fair value of assets as well as statements of the funded status, balance sheet reporting and economic assumptions for these plans:

	Twenty-Six Weeks Ended June 30, 2013
	Pension Benefits	Other Benefits
Change in projected benefit obligation:	(In thousands)
Projected benefit obligation, December 30, 2012	$194,434	$1,933
Service cost	20	—
Interest cost	3,977	39
Actuarial gains	(30,062)	(108)
Benefits paid	(3,158)	(79)
Projected benefit obligation, June 30, 2013	$165,211	$1,785

	Twenty-Six Weeks Ended June 30, 2013
	Pension Benefits	Other Benefits
Change in plan assets:	(In thousands)
Fair value of plan assets, December 30, 2012	$92,283	$—
Actual return on plan assets	7,830	—
Contributions by employer	2,981	79
Benefits paid	(3,158)	(79)
Fair value of plan assets, June 30, 2013	$99,936	$—

	June 30, 2013		December 30, 2012
	Pension Benefits	Other Benefits	Pension Benefits	Other Benefits
Funded status:	(In thousands)
Fair value of plan assets	$99,936	$—	$92,283	$—
Benefit obligations	(165,211)	(1,785)	(194,434)	(1,933)
Funded status of plans	$(65,275)	$(1,785)	$(102,151)	$(1,933)

	June 30, 2013		December 30, 2012
	Pension Benefits	Other Benefits	Pension Benefits	Other Benefits
Amounts recognized in the consolidated
balance sheet at the end of period:	(In thousands)
Current liabilities	$7,582	$159	$6,656	$158
Long-term liabilities	57,693	1,626	95,495	1,775
Recognized liabilities	$65,275	$1,785	$102,151	$1,933

	June 30, 2013		December 30, 2012
	Pension Benefits	Other Benefits	Pension Benefits	Other Benefits
Amounts recognized in accumulated other
comprehensive loss at end of period:	(In thousands)
Net actuarial loss (gain)	$17,675	$(157)	$53,368	$(49)

	June 30, 2013		December 30, 2012
	Pension Benefits	Other Benefits	Pension Benefits	Other Benefits
Economic assumptions:
Discount rate	5.00%	5.00%	4.22%	4.22%

     The accumulated benefit obligation for our defined benefit pension plans was $165.2 million and $194.4 million at June 30, 2013 and December 30, 2012, respectively. Each of our defined benefit pension plans had an accumulated benefit obligation that exceeded the fair value of plan assets at both June 30, 2013 and December 30, 2012.

Plan Assets

     The following table reflects the pension plans’ actual asset allocations:

	June 30, 2013	December 30, 2012(a)
Cash and cash equivalents	—%	—%
Pooled separate accounts(b):
Equity funds	7%	8%
Fixed income funds	3%	3%
Common collective trust funds(b):
Equity funds	60%	63%
Fixed income funds	30%	26%
Total assets	100%	100%

(a)	We have made certain reclassifications to the December 30, 2012 asset allocation with no impact to total reported plan assets in order to conform to the June 30, 2013 presentation.
(b)	Pooled separate accounts ("PSAs") and common collective trust funds ("CCTs") are two of the most common types of alternative vehicles in which benefit plans invest. These investments are pooled funds that look like mutual funds, but they are not registered with the Securities and Exchange Commission. Often times, they will be invested in mutual funds or other marketable securities, but the unit price generally will be different from the value of the underlying securities because the fund may also hold cash for liquidity purposes, and the fees imposed by the fund are deducted from the fund value rather than charged separately to investors. Some PSAs and CCTs have no restrictions as to their investment strategy and can invest in riskier investments, such as derivatives, hedge funds, private equity funds, or similar investments.

     Absent regulatory or statutory limitations, the target asset allocation for the investment of the assets for our ongoing pension plans is 30% in fixed income securities and 70% in equity securities. The plans only invest in fixed income and equity instruments for which there is a ready public market. We develop our expected long-term rate of return assumptions based on the historical rates of returns for equity and fixed income securities of the type in which our plans invest.

     The fair value measurements of plan assets fell into the following levels of the fair value hierarchy:

	June 30, 2013				December 30, 2012(a)
	Level 1(b)	Level 2(c)	Level 3(d)	Total	Level 1(b)	Level 2(c)	Level 3(d)	Total
	(In thousands)
Cash and cash equivalents	$68	$—	$—	$68	$72	$—	$—	$72
Pooled separate accounts:
Large U.S. equity funds(e)	—	4,508	—	4,508	—	4,181	—	4,181
Small/Mid U.S. equity funds(f)	—	1,132	—	1,132	—	1,060	—	1,060
International equity funds(g)	—	1,765	—	1,765	—	1,908	—	1,908
Fixed income funds(h)	—	3,047	—	3,047		2,693		2,693
Common collective trust funds:
Large U.S. equity funds	—	26,541	—	26,541	—	32,434	—	32,434
Small U.S. equity funds	—	15,712	—	15,712	—	12,659	—	12,659
International equity funds	—	17,451	—	17,451	—	12,831	—	12,831
Fixed income funds	—	29,712	—	29,712	—	24,445	—	24,445
Total assets	$68	$99,868	$—	$99,936	$72	$92,211	$—	$92,283

(a)	We have made certain reclassifications to the December 30, 2012 fair value hierarchy with no impact to total reported plan assets in order to conform to the June 30, 2013 presentation.
(b)	Unadjusted quoted prices in active markets for identical assets are used to determine fair value.
(c)	Quoted prices in active markets for similar assets and inputs that are observable for the asset are used to determine fair value.
(d)	Unobservable inputs, such as discounted cash flow models or valuations, are used to determine fair value.
(e)	This category is comprised of investment options that invest in stocks, or shares of ownership, in large, well-established U.S. companies. These investment options typically carry more risk than fixed income options but have the potential for higher returns over longer time periods.
(f)	This category is generally comprised of investment options that invest in stocks, or shares of ownership, in small to medium-sized U.S. companies. These investment options typically carry more risk than larger U.S. equity investment options but have the potential for higher returns.
(g)	This category is comprised of investment options that invest in stocks, or shares of ownership, in companies with their principal place of business or office outside of the U.S.
(h)	This category is comprised of investment options that invest in bonds, or debt of a company or government entity (including U.S. and non-U.S. entities). It may also include real estate investment options that directly own property. These investment options typically carry more risk than short-term fixed income investment options (including, for real estate investment options, liquidity risk), but less overall risk than equities.

     The valuation of plan assets in Level 2 is determined using a market approach based upon quoted prices for similar assets and liabilities in active markets, or other inputs that are observable for substantially the full term of the financial instrument.

Benefit Payments

     The following table reflects the benefits as of June 30, 2013 expected to be paid through 2022 from our pension and other postretirement plans. Because our pension plans are primarily funded plans, the anticipated benefits with respect to these plans will come primarily from the trusts established for these plans. Because our other postretirement plans are unfunded, the anticipated benefits with respect to these plans will come from our own assets.

	Pension Benefits	Other Benefits
	(In thousands)
2013 (remaining)	$6,020	$79
2014	11,774	160
2015	11,307	161
2016	11,371	162
2017	11,304	162
2018-2022	53,511	763
Total	$105,287	$1,487

     We anticipate contributing $6.7 million and $0.2 million to our pension and other postretirement plans, respectively, during 2013.

Amounts Included in Accumulated Other Comprehensive Loss

     Pre-tax amounts included in accumulated other comprehensive loss that have not yet been recognized in net periodic benefit plan cost and the changes in those amounts are as follows:

	Twenty-Six Weeks Ended June 30, 2013
	Pension Benefits	Other Benefits
	(In thousands)
Net actuarial gain (loss), beginning of period	$(53,368)	$49
Amortization	501	—
Liability gain	30,062	108
Asset gain	5,130	—
Net actuarial gain (loss), end of period	$(17,675)	$157